Exhibit 99.1

For Immediate Release

SOLO CUP COMPANY

ANNOUNCES IT IS PURSUING REFINANCING ALTERNATIVES

HIGHLAND PARK, Ill., June 16, 2009 – Solo Cup Company (the “Company”) announced today that it is pursuing alternatives to address the maturity of the Company’s existing senior credit facility, which includes a revolving facility that expires in 2010. The refinancing alternatives may include an asset-based lending facility and secured or unsecured notes. There can be no assurance as to whether any refinancing transaction will take place or as to the timing of any such transaction.

The secured or unsecured notes, if any, will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the secured or unsecured notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Such statements are based on management’s current reasonable and good faith expectations. A number of risks and uncertainties could cause results to differ from forward-looking statements. These risks and uncertainties include, among others, the effect of the continuing economic downturn, the impact of our debt on our cash flow and operating flexibility, our ability to refinance and access credit markets, fluctuations in demand for the Company’s products and increases in energy, raw material and other manufacturing costs. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and in our other filings made from time to time with the Securities and Exchange Commission (SEC). The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.